                                                                    EXHIBIT 12.1


                          ADVANCE HOLDING CORPORATION
                     SCHEDULE OF EARNINGS TO FIXED CHARGES


                                                                                      Historical
                                                             --------------------------------------------------------------
                                                                                      Fiscal Year
                                                             --------------------------------------------------------------
                                                               1993         1994          1995         1996          1997
                                                             --------------------------------------------------------------
                                                                              (dollars in thousands)
Income (loss) before income taxes                            $18,647       $37,232       $30,125      $35,438       $36,020
                                                             --------------------------------------------------------------
Fixed charges:
   Interest expense                                            1,304         2,797         5,028        4,891         6,086
   Interest portion of rentals                                 5,280         7,400        10,395       12,868        16,103
                                                             --------------------------------------------------------------
      Total fixed charges                                      6,584        10,197        15,423       17,760        22,189
                                                             --------------------------------------------------------------
Earnings before income taxes and fixed charges               $25,231       $47,429       $45,548      $53,198       $58,209
                                                             ==============================================================
Ratio of earnings to fixed charges (2)                          3.83          4.65          2.95         3.00          2.62
                                                             ==============================================================

                                                                    Proforma (1)
                                                     ------------------------------------------
                                                       Sixteen                      Sixteen
                                                        Weeks                        Weeks
                                                        Ended                        Ended
                                                      April 25,        Fiscal      April 25,
                                                        1998            1997         1998
                                                     ------------------------------------------
Income (loss) before income taxes                     ($4,050)        $  (456)    $(14,338)
                                                     ------------------------------------------
Fixed charges:
   Interest expense                                     3,341          42,562       13,629
   Interest portion of rentals                          5,806          16,099        5,806
                                                     ------------------------------------------
      Total fixed charges                               9,147          58,661       19,435
                                                     ------------------------------------------
Earnings before income taxes and fixed charges         $5,097         $58,205     $  5,097
                                                     ==========================================
Ratio of earnings to fixed charges (2)                    --               --           --
                                                     ==========================================

(1) Adjusted to reflect impact of recapitalization.

(2) Ratio of earnings to fixed charges has not been computed since earnings were not sufficient to cover fixed charges. The coverage deficiency was $4,050 for the historical sixteen weeks ended April 25, 1998, $456 for the pro forma fiscal year ended January 3, 1998 and $14,338 for the pro forma sixteen weeks ended April 25, 1998.